Registration No. 333- 160311

As filed with the Securities and Exchange Commission on June 29 , 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VACATION HOME SWAP, INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7000

(Primary Standard Industrial Classification Code Number)

26-4682636

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8201

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Donald MacDow

President

VACATION HOME SWAP, INC.

112 North Curry Street

Carson City, Nevada 89703

(775) 321-8201

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ] Accelerated filer [  ]

Non-accelerated filer [  ] Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.02	$80,000	$4.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

VACATION HOME SWAP, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Vacation Home Swap, Inc.  (“Vacation Home Swap”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained. 4,000,000 shares of common stock are being offered for sale by the Company to the public at an offering price of $0.02 per share.

The price per share will be $0.02 for the duration of the offering. The offering will be open for 90 days after this registration statement becomes effective unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Vacation Home Swap will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our securities involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is January 22, 2010 ..

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Vacation Home Swap, Inc.

Vacation Home Swap, Inc. (“Vacation Home Swap, “we”, “the Company”) was incorporated in the State of Nevada on March 31, 2009 and has a fiscal year end of April 30. We are a development-stage Company organized to enter into an Internet-based vacation home swapping company. The company plans to have a website where people can exchange homes for their holidays and travels.

Vacation Home Swap will compete with other Internet-based exchanging companies offering an easy to use website and a lower fee.

We have shared office services located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8201 and our fax number is (480) 772-4144.

As of October 31, 2009 , the end of the most recent fiscal quarter , Vacation Home Swap had a receivable of $10,000 from the sale of its common stock. There is no cash on hand in the corporate bank account. The Company currently has liabilities of $ 3,500 , represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,400. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Vacation Home Swap has 10,000,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The Company will endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. Vacation Home Swap will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	14,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Vacation Home Swap may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Vacation Home Swap’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Vacation Home Swap will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $80,000. The Company intends to use the proceeds from this offering (i) Legal & Accounting, Registration Fee, Printing and Transfer Agent estimated at $7,404. (ii) to purchase computers hardware and software, drawing website, hosting, Marketing & Advertising, costs are estimated at $68,000, (iii) office supplies, stationery and other expenses are estimated at $4,600.The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, are being paid by Vacation Home Swap.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Vacation Home Swap may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Vacation Home Swap has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of October 31, 2009
Total Assets	$1,331
Total Liabilities	$ 3,500
Shareholder’s Equity	($ 2,169 )
Operating Data	March 31, 2009 (inception) through October 31, 2009
Revenue	$0.00
Net Loss	$ 12,169
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Vacation Home Swap has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Vacation Home Swap should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL DOUBT ABOUT VACATION HOME SWAP ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our October 31, 2009 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unable to loan or advance additional monies to, we believe that if we do not raise additional monies within 12 months of the effective date of this registration statement, we may be required to suspend the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to its business strategies. See “ October 31, 2009 Audited Financial Statements - Auditors Report.”

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its products. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) procuring the computer hardware and software systems required to set up a website,(ii) attract customers from other similar website through advertisings, (ii) website cost, (iii)magazine advertisings (iv) other general corporate and working capital purposes.

In funding space for offices along with the cost of webmasters, the company will incur significant financial losses in the future. There is no history upon which to base any assumption as to the likelihood that the company will prove to be a success. We cannot provide investors with any assurance that our online transaction services will attract customers away from the customer base of established exchange programs providers and generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

We will require additional capital over the next twelve months, to set up advertising on other websites and to advertise with various Internet search engines. We will require additional funds to establish our client base through advertising in various travel and home design magazines throughout the world. If we are not successful in earning revenues once we have established our initial product offering and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers away from the customer base of established home exchange providers. These factors may have an effect on the timing, terms, or conditions of additional financing, and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is no traded public market for the company’s common stock at the present time. There are no assurances that any public market will be established or maintained for the company’s stock. As a result, the offering price and other terms and conditions relative to the company’s shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no banker/appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves substantial risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire purchase price. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR VACATION HOME SWAP’S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted about the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of Vacation Home Swap common stock. Vacation Home Swap assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE COMPANY’S CURRENT SHARE HOLDERS’ EQUITY.

The company has 75,000,000 authorized shares, of which only 10, 000,000 are currently issued and outstanding and only 14, 000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the company’s existing shareholders, issue substantially more shares, causing large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in a trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investments and your funds will be used to pay creditors and will not be used for Vacation Home Swap.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORSEEABLE FUTURE AND AS SUCH OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR INVESTMENT UNLESS THEY SELL THEIR SHARES OF COMMON STOCK.

We do not anticipate paying dividends on our common stock in the near future, but plan rather to retain earnings, if any, for growth and expansion of our business.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY VOLATILE.

If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

The company cannot apply directly to be quoted on the Nasdaq’s Over-the-Counter Bulletin Board (“OTC Bulletin Board”). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite the company’s best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTC Bulletin Board after this registration becomes effective and the company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company’s sole officer and director own 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, he may be able to choose all of our directors and control the direction of the company. The company’s sole officer and director’s interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company’s sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company’s sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company’s management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any State until the common stock is qualified for sale under the applicable securities laws of the State or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the State.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular State, the common stock could not be offered or sold to, or purchased by, a resident of that State. In the event that a significant number of States refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF VACATION HOME SWAP.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Vacation Home Swap from doing so if it cannot obtain the approval of our board of directors.

Risks Related to Investing in Our Company

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. MacDow, our sole officer and director, has other outside business activities and currently devotes approximately 10 hours per week to our operations. Our operations may occur at times which are not convenient to Mr. Mac Dow, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company’s business. However, he may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays would have a negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel that may be hired in the future, could have a material adverse effect on the business and its prospects. We the company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS VERY LIMITED EXPERIENCE IN THE VACATION HOME EXCHANGE INDUSTRY, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our sole officer and director have no direct experience in the sales or marketing of home exchange. As a result, our management may not be fully aware of many of the specific requirements on operating an Internet-based business. Management’s decisions and choices may not account for the purchasing or sales strategies which are commonly deployed in websites. Consequently our operations, earnings and ultimate financial success could suffer irreversible damage due to management’s lack of experience in these areas. As a result, we may have to cease operations, which will result in the loss of your investment.

IF THE COMPANY IS DISSOLVED, THERE WILL BE INSUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors, if any, and are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF THE COMPANY’S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The sole officer and director and any future employees of the company may be entitled to receive compensation, payments and reimbursements regardless of whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they incur on behalf of the company.

LITIGATION ARISING OUT OF INTELLECTUAL PROPERTY INFRINGEMENT COULD BE EXPENSIVE AND DISRUPT OUR BUSINESS.

We cannot be certain that our operations do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties, or that other parties will not assert infringement claims against us.  From time to time, we may be involved in disputes with these third parties.  Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources.  Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business.  If we are enjoined from using a technology, we will need to obtain a license to use the technology, but licenses to third-party technology may not be available to us at a reasonable cost, or at all.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Vacation Home Swap is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on March 31,  2009 and to date have been involved primarily in the research end of vacation home exchange websites, organizational activities and advertising research; to date we haven’t transacted any business. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among others, the entry of new competitors into the web based home exchange business, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions operating in  home swapping and general economic conditions. Accordingly, our future sales and operating costs are difficult to forecast.

The company’s anticipated expenses are relatively fixed in the short term and we expect that they will be partially offset by our future revenues. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon the company’s business, financial condition, and the results of its operations. In addition, the company may decide from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a short-term material adverse effect on its business, financial condition or the results of its operations, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the company’s operating results may be less than the expectations of public market analysts and investors. In such event, the price of the company’s securities, including its common stock, would probably be materially adversely affected.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE MAY NOT HAVE THE ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY, WHICH COULD LEAD TO A LOSS OF YOUR INTESTMENT.

Although the company intends to pursue a strategy of aggressively marketing our website throughout the global economy, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of customers, maintain favorable relationships with our customers, effectively offer a  superior product, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The strategy of the company for growth is substantially dependent upon its ability to market its products successfully to prospective clients. However, Vacation Home Swap may not achieve significant acceptance among travelers and home exchangers. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that we can attract any home exchanges to our concept that will be sufficient to permit the company to recover our associated costs. Failure of the company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.

THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The company expects to experience growth and expects such growth to continue for the foreseeable future. The company’s growth may place a significant strain on its management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

THERE IS A RISK THE COMPANY MAY BE UNABLE TO CONTINUE ITS SERVICES OR CONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major storm, our offices may be unusable and our computer systems could be rendered inoperable for a prolonged period of time.  This would impair our ability to develop market our website or collect revenues and thus adversely affect our financial condition. In the event of a major civil disturbance, the company’s operations could be adversely affected. Such an uninsured loss should occur; the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUED USE AND GROWTH OF THE INTERNET AS A COMMERCE PLATFORM

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. We have no control over search engine results. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail

THE COMPANY’S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE HOME EXCHANGE CONCEPT. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SUBSCRIPTION ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The company’s growth is substantially dependent upon its ability to market and attract subscribers in Vacation Home Swap concept successfully and introduce new products and services in the future as needed. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the company. There can be no assurance that the company will be able to market its products on acceptable terms, or at all. There can be no assurance that the company will be able to market new products that will be commercially successful. Failure to market its products successfully, or develop, introduce and market new products successfully, could have a material adverse effect on the company’s business, financial condition or results of operations.

THE COMPANY IS DEPENDENT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Risks Related to Investing in Our Industry

AS THE COMPANY’S PRODUCTS ARE INTENDED FOR THE HOME EXCHANGE INDUSTRY, A DOWNTURN IN THE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company has identified a strong market exists for Vacation Home Swap. This business provides an excellent market for a much needed product.  Since the market for home exchange is so saturated with similar websites, any downturn in the leisure travel and tourism industry resulting from factors such as gasoline or airfare price increases, would significantly affect the company’s ability to conduct its business and achieve profitability.

Risks Related to Investing in Our Business

WE FACE SIGNIFICANT COMPETITION IN THE MARKETS IN WHICH WE OPERATE, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO SUCCEED.

There are low barriers to entry by new or existing businesses seeking to offer the same services aw we do on the Internet.  As a result, our business environment is intensely competitive, highly fragmented and rapidly changing.  Competition can come from many sources and may be focused on different segments of our business.  Many of our competitors have substantially greater resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have.  Any of these competitors may combine or form strategic partnerships, gaining competitive advantages as a result.  Our competitors may be able to develop and market products and services that are superior to our own in terms of features, quality, pricing or other factors.  In that event, our products and services may not achieve the market acceptance necessary for us to achieve success.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

There are a wide range of companies that offer similar products. If we are unable to demonstrate clearly that our company offers the best value for the money, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the webmaster or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Vacation Home Swap.  The use of proceeds will be from the net proceeds received after the costs associated with this filing.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
Gross proceeds	$20,000	$40,000	$60,000	$80,000

Legal & Accounting	6,000	6,000	6,000	6,000
Printing	400	400	400	400
Transfer Agent	1,000	1,000	1,000	1,000
Total	$7,400	$7,400	$7,400	$7,400
Less OPERATING EXPENDITURES
Purchase of Computer Hardware	3,000	4,000	5,000	8,000
Purchase of Software Licenses	1,600	3,800	5,500	9,000
Website & Hosting	500	3,000	4,000	6,000
Marketing & Advertising	7,000	20,000	35,000	45,000
Total	$12,100	$30,800	$49,500	$68,000
Less ADMINISTRATION EXP
Office supplies, stationery	500	1,800	3,100	4,600
Total	$500	$1,800	$3,100	$4,600

TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Vacation Home Swap and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on March 31, 2009. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$(0.0002)
Potential gain to existing shareholders	$$80,000
Net tangible book value per share after offering	$0.0050
Increase to present stockholders in net tangible book value per share after offering	$0.0052
Capital contributions	$$80,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$$80,000
Percentage of capital contributions	88.9%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$$60,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017
Capital contributions	$$40,000
Percentage of capital contributions	80.0%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.019
Capital contributions	$20,000
Percentage of capital contributions	66.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. MacDow will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. MacDow is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. MacDow will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. MacDow is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. MacDow will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. MacDow will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Vacation Home Swap will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek a listing on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Vacation Home Swap has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Vacation Home Swap will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

• have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

• are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

• and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.4% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Vacation Home Swap will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA – PCAOB Practice, 2667 Camino Del Rio South Plaza B, San Diego, CA 92108-3707 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On March 31, 2009, Mr. Donald MacDow, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of April 30. The objective of the Company is to enter into the vacation home exchange market.

The mission of Vacation Home Swap is to make listing and searching for home exchange the easiest, most accessible and cost-effective method of vacation travel available through its website.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8201 and our fax number is (480) 772-4144

The Company has not yet implemented its business model and to date has generated no revenues.

Vacation Home Swap has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

 We believe that our business can be effective with the high cost of traveling and tourism. We think that a business opportunity exists in targeting travelers who desire to eliminate the cost of lodging by exchanging their home for that of another person for a limited period of time.

Description of our Services

Vacation Home Swap intends to develop a website where travelers will be able to list a home they are willing to exchange with other vacationers around the globe. There will be a n annual fee for listing (approximately $40), but it will be free to view potential exchanges. If two Vacation Home Swap members can agree to swap homes vacation home swap will charge a fee of $20.00 per night per house for its services listed below.

To date, the Company’s operations have been limited to the testing of our Vacation Home Swap research on the Internet. We have not yet implemented our business plan and we have generated no revenues from our operations.  We intend to generate revenues from fees for member listings of homes available for exchange on our website.  As our site becomes established, we intend to create additional revenue streams, including fees for advertising and premium placement on our site.

At the moment a Vacation Home Swap user becomes a member, the member will have the ability to contact other members and arrange home exchanges and update his or her property details at anytime from anywhere in the world.

Vacation Home Swap, plans to develop a so the Company can offer a wide range of subscriptions, trying to fulfill the member`s needs giving the chance of travelling in an easy, comfortable and safe way.

Services which will be included in the website are:

▪ Maps

▪ Community information

▪ Tips for home swapping

▪  FAQ

▪ Resources for consumers

▪ Local services and stores

▪ Temporary rental insurance

Prospective home exchanger will have the ability to search according to a number of criteria, including:

▪ Property type,

▪ Area / neighborhood,

▪ Number of bedrooms (if appropriate).

▪ Pet policy.

▪ Other – including amenities (balcony, pool, laundry, parking, storage, etc.)

▪ Auto availability

In addition, several ’friendly’ features are envisioned for the site, which may include:

▪ Development of a mapping tool to show locations of attractions

▪ The website may include an option for prospective swappers to post want ads.

▪ Email notification of new listings for those that sign up.

▪ Saved searches

▪ Maps that show the place

▪ Weather information

▪ Country habits

▪ Feedback.

Vacation Home Swap will have the ability to process all major credit cards and be tied in to the paypal.com payments system.

The easy step-by-step of the service offered is described below:

1. Get registered at our website.

2. Choose the offers inside the website, choose the destination that suits the member best

3. Get in contact with a member

4. Share information with the people that a member likes most

The exchange can be:

• DIRECT: with this kind of exchange a Vacation Home Swap member goes to another member's home and they come to yours, at the same time. A member must determines whether the person contacted is available to exchange at the same time.  Another option will be to list a second home, so a member does not need to trade concurrently.

• HOSPITALITY:  A member will also have the ability to invite another member as a guest in your home, and in a different period of the year you will be their guest, under the same conditions.

The Vacation Home Swap member will be able to exchange homes in his own country also.

Competitive Advantages

Vacation Home Swap has reviewed many similar websites and has determined they change, on average, approximately $100 per year to list properties. We are only going to charge a ‘one-time’ listing fee of $40 per home listing per year. We intend to offer for a fee of $20.00 per rental night per property various services including rental damage insurance which could act like a damage deposit.

Given that home exchanges are international in nature, the company will pursue a strategy of constructing multiple websites links to cater to this market through advertising on other sites and in print magazines. The Company intends to develop its initial website in one area, and expand later through creating additional, complementary “sister” sites in this geography, thereafter refining its business strategy based on its experience and duplicate this strategy in additional market areas.

Besides, the Company intends to provide the following:

• website visiting

• search options , to find efficiently locate a desired home i

• include color photographs and a flash video player allowing the member to share videos of his home

• feedback of all other members who put another member up and were put up by the member, to check the reliability of the system

• information regarding the main attractions and special events occurring during the year in all countries

• Internal inbox with all the messages received from others members and all the message sent to other

• Each member can swap as many times as he wants for no extra charge

• privacy control

• In case an exchange partner cancels the home exchange agreement because of an unforeseen circumstance, Vacation Home Swap will reimburse for paying for alternative accommodation

• 24-hour customer service phone number will be

Marketing

Our planned initial marketing efforts include:

In our initial web site launch we will offer a free listing for 90 days for new members in an effort to populate the website with homes that are available. Once the 90-day trial period has lapsed the company intends to ask for the $40.00 listing fee or we will remove the listing. The company will entertain cooperative listing arrangements with other vacation web sites that are non competitive to the company’s core business. The web site will be backed by an SQL data base holding all the member information and vacation home pictures, the company will use a server system offered by AOL or Yahoo that will give the company required bandwidth and storage capabilities at very reasonable costs. The company would buy some Google key word searches to assure that Vacation Home Swap is at the top of the search engines.

• Developing a website to have members join

• Website advertising

• Print advertisements in travel and home design magazines

• Various web-based search engines

• Agreements with well-known entertainment venues to get discounts for Vacation Home Swap members

Intellectual Property

We intend, in due course to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to assert our rights under trademark and copyright laws to protect our intellectual property. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the vacation home exchange market. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Vacation Home Swap has no permanent staff other than its sole officer and director, Mr. Donald MacDow, who is the President and Chairman of the Company. Mr. MacDow is employed elsewhere and has the flexibility to work on Vacation Home Swap up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment or other compensation agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

VACATION HOME SWAP, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2009

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA Bt SAN DIEGO t CALIFORNIA 92126-3707t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Vacation Home Swap, Inc.

We have reviewed the accompanying balance sheets of Vacation Home Swap, Inc. (A Development Stage “Company”) as of October 31, 2009, and the related statements of operations, and cash flows for the three and six months ended October 31, 2009; and for the period from March 31, 2009 (inception) through October 31, 2009. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to its current status are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park __

Chang G. Park, CPA

January 12, 2010

San Diego, California

VACATION HOME SWAP, INC.

(A Development Stage Company)

 BALANCE SHEETS

	October 31, 2009 (Unaudited)	April 30, 2009 (Audited)

ASSETS

CURRENT ASSETS
Cash	$ 1,331	$ -
TOTAL ASSETS	$ 1,331	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 3,500	$ 1,200
TOTAL CURRENT LIABILITIES	$ 3,500	$ 1,200

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000	10,000
Subscription Receivable	-	(10,000)
Deficit accumulated during the development stage	(12,169)	(1,200)
Total stockholder’s deficit	$ (2,169)	$ (1,200)
Total Liabilities and Stockholder’s Equity	$ 1,331	$ -

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

 STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended October 31, 2009	Six months ended October 31, 2009	From March 31, 2009 (date of inception) to October 31, 2009

REVENUES
Revenues	$ -	$ -	$ -
Total Revenues	-	-	-

EXPENSES
Office and general	$ 493	$ 1,456	$ 2,656
Professional fees	3,500	9,513	9,513
Total Expense	$ 3,993	$ 10,969	$ 12,169

NET LOSS	$ (3,993)	$ (10,969)	$ (12,169)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM INCEPTION (March 31, 2009) TO OCTOBER 31, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Founder’s Shares issued for cash at $0.001 per share on March 31, 2009	10,000,000	10,000	-	(10,000)	-	-
Net Loss for the period ended April 31, 2009					(1,200)	(1,200)

Balance, April 30, 2009	10,000,000	10,000	-	(10,000)	(1,200)	(1,200)

Net Loss for the period ended October 31, 2009	-	-	-	10,000	(10,969)	(969)

Balance, October 31, 2009 (Unaudited)	10,000,000	$ 10,000	$ -	$ -	$ (12,169)	$ (2,169)

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended October 31, 2009	From March 31, 2009 (date of inception) to October 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (10,969)	$ (12,169)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	2,300	3,500

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(8,669)	(8,669)

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		10,000
Subscription Receivable	10,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000	10,000

NET INCREASE (DECREASE) IN CASH	1,331	1,331

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$ 1,331	$ 1,331

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -	$ -

Income taxes	$ -	$ -

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Vacation Home Swap, Inc. (“Vacation Home Swap, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on March 31, 2009 and established a fiscal year end of April 30. We are a development-stage Company organized to enter into an Internet based vacation home swapping company. The company will have a website where people can exchange homes for their holidays and travels.

Vacation Home Swap will compete with other Internet based exchanging companies.

The Company has evaluated subsequent events through January 12, 2010, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided based on the provisions of ASC Topic 740, " Accounting for Income Taxes ", to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company adopted the provisions of ASC Topic 740; "Accounting For Uncertainty In Income Taxes-An Interpretation Of ASC Topic 740 ("ASC Topic 740").  ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At September 30, 2009, the Company did not record any liabilities for uncertain tax positions.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with ASC Topic.830, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Recent Accounting Pronouncements

On September 30, 2009, the Company adopted updates issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (ASC) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

VACATION HOME SWAP, INC.

 (A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2009, the FASB issued guidance now codified as ASC Topic 105, “ Generally Accepted Accounting Principles ” (“ASC 105”), which establishes the FASB Accounting Standards Codification as the source of GAAP to be applied to nongovernmental agencies. ASC 105 explicitly recognizes rules and interpretive releases of the SEC under authority of federal securities laws as authoritative GAAP for SEC registrants. ASC 105 became effective for interim or annual periods ending after September 15, 2009. ASC 105 does not have a material impact on the Company’s financial statements presented hereby.

In May 2009, the FASB issued guidance now codified as ASC Topic 855, “ Subsequent Events ” (“ASC 855”). The pronouncement modifies the definition of what qualifies as a subsequent event—those events or transactions that occur following the balance sheet date, but before the financial statements are issued, or are available to be issued—and requires companies to disclose the date through which it has evaluated subsequent events and the basis for determining that date. The Company adopted the provisions of ASC 855 in the second quarter of 2009, in accordance with the effective date.

In April 2009, the FASB issued guidance now codified as ASC Topic 825, “Financial Instruments” (“ASC 825”). The pronouncement amends previous ASC 825 guidance to require disclosures about the fair value of financial instruments in all interim as well as annual financial statements. This pronouncement was effective for interim periods ending after June 15, 2009 and the Company adopted its provisions in the second quarter of 2009.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of October 31, 2009, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

VACATION HOME SWAP, INC.

A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2009

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC Topic 820 and 825,, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. As of October 31, 2009, the Company had 10,000,000 shares of common stock issued and outstanding.

No preferred shares have been authorized or issued.

As of October 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 7 – INCOME TAXES

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of October 31, 2009 are as follows:

October 31, 2009
Net operating loss carry forward	$ 12,169
Effective Tax rate	35%
Deferred Tax Assets	$ 4,259
Less: Valuation Allowance	(4,259)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

VACATION HOME SWAP, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2009

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Vacation Home Swap, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Vacation Home Swap, Inc. (A Development Stage Company) (the Company) as of April 30, 2009 and the related financial statements of operations, changes in shareholders’ equity and cash flows for the period from March 31, 2009 (inception) to April 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vacation Home Swap, Inc. as of April 30, 2009 and the results of its operation and its cash flows for the period from March 31, 2009 (inception) to April 30, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park_

CHANG G. PARK, CPA

June 1, 2009

San Diego, CA. 92108

Member of the California Society of Certified Public Accountants

Registered with the Public Company Accounting Oversight Board

VACATION HOME SWAP, INC.

(A Development Stage Company)

 BALANCE SHEET

April 30, 2009

ASSETS

CURRENT ASSETS
Cash	$ -
TOTAL ASSETS	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 1,200
TOTAL CURRENT LIABILITIES	$ 1,200

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000
Subscription Receivable	(10,000)
Deficit accumulated during the development stage	(1,200)
Total stockholder’s deficit	$ (1,200)
Total Liabilities and Stockholder’s Equity	$ -

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

 STATEMENT OF OPERATIONS

Cumulative results of operations from March 31, 2009 (date of inception) to April 30, 2009

REVENUES
Revenues	$ -
Total Revenues	-

EXPENSES
Office and general	$ 1,200
Professional fees	-
Total Expense	$ 1,200

NET LOSS	$ (1,200)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM INCEPTION (March 31, 2009) TO APRIL 30, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Founder’s Shares issued for cash at $0.001 per share on March 31, 2009	10,000,000	10,000	-	(10,000)	-	-

Net Loss for the period ended April 30, 2009	-	-	-	-	(1,200)	(1,200)

Balance, April 30, 2009	10,000,000	$ 10,000	$ -	$ (10,000)	$ (1,200)	$ (1,200)

The accompanying notes are an integral part of these financial statements

VACATION HOME SWAP, INC.

(A Development Stage Company)

 STATEMENT OF CASH FLOWS

March 31, 2009 (date of inception) to April 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,200)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	1,200

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
Subscription Receivable	(10,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ -

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Vacation Home Swap, Inc. (“Vacation Home Swap, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on March 31, 2009 and established a fiscal year end of April 30. We are a development-stage Company organized to enter into an Internet-based vacation home swapping company. The company will have a website where people can exchange homes for their holidays and travels.

Vacation Home Swap will compete with other Internet-based exchanging companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any non-controlling  interest in the acquire at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquire, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the non-controlling interest in the acquire at fair value will result in recognizing the goodwill attributable to the non-controlling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. We do not expect that the adoption of SFAS 161 will have a material impact on our financial condition or results of operation.

SFAS 162 - In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

SFAS 163 - In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of April 30, 2009, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

VACATION HOME SWAP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of April 30, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of April 30, 2009 are as follows:

April 30, 2009
Net operating loss carry forward	$ 1,200
Effective Tax rate	35%
Deferred Tax Assets	$ 0
Less: Valuation Allowance	(420)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon completion of the offering under this registration statement, Vacation Home Swap must raise capital and start its sales. The first stage of our operations over this period is to establish our office and acquire the computer and office equipment we need to begin operations during the initial 60 days after the completion of the offering under this registration statement. We believe that it will cost $8,000 to buy and secure the necessary computer equipment. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

The second stage is to hire consultants to develop the key part of the business: create the website. Our Company`s website will include links to maps, weather information, country habits, local services and stores, community information, information about neighborhood and special events. Concurrently we intend to purchase a software system to comply with our needs, which the client can add home pictures, videos from his home, indicate through a link the local services and stores nearby, and create an internal inbox for messages received/sent. We believe that it will cost $15,000 initially to have our website operational. The initial operation of the website is anticipated to be ready in 120 days of the completion of the offering under this registration statement.

The last stage is our Marketing and Sales campaign. We intend to include advertisements in travel and home design magazine and various Internet search engines; and promote and sell ads into our website along famous coffee shops, outlets, restaurants and bars, technology companies and airline companies. We believe that marketing and sales campaign will cost up to $45,000. We expect to be fully operational within 180 days of the completion of the offering under this registration statement.

The Company will incur additional expenses by becoming a reporting issuer; the Company’s net proceeds would first be allocated to keep the company current in its Security and Exchange commission obligations. The Company may to amend its use of proceeds if it does not raise at least 75% of the funds anticipated in this offering.  The company feels that a minimum of $12,000 would be required over a 12-month period to meet its reporting obligations. The company’s president has stated that he would lend the company money to maintain its reporting status if required but there is no written contract between the company and the president and there can be no assurance that the president will  lend the company funds if required.

Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

Results of Operations

For the period from inception through October 31, 2009 , we had no revenue. Expenses for the period totaled $ 3,993 resulting in a Net loss of $ 3,993 ..

Capital Resources and Liquidity

As of October 31, 2009 we had no cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. MacDow has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Donald MacDow	51	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Donald MacDow is an entrepreneur who had been working in a retail market, for over 20 years. He has experience in business management, taking over as a regional Director for 140 stores at BiWay. In 2001, he opened Secure Product Management Inc., a close-out operation supplying the Canadian retailers with opportunity purchases from China factories.

Mr. MacDow intends to devote approximately 30% (10 hours per week) of his business time to our affairs.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. MacDow other business interests and his involvement in Vacation Home Swap.

EXECUTIVE COMPENSATION

Vacation Home Swap has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (March 31, 2009) through October 31, 2009 ..

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald MacDow President	2009	0	0	0	0	0	0	0	0

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October 31, 2009 ..

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Donald MacDow	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Vacation Home Swap has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Vacation Home Swap may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (March 31, 2009) through October 31, 2009 ..

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald MacDow	0	0	0	0	0	0	0

At this time, Vacation Home Swap has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Donald MacDow, 16847 Heart Lake Rd., Caledon, Ontario L7C 2L4,Canada	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. MacDow is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 20, 2009, we issued a total of 10,000,000 shares of common stock to Mr. Donald MacDow, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

[Back Page of Prospectus]

PROSPECTUS

VACATION HOME SWAP, INC.

 4,000,000 Shares of
Common Stock

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$6,000.00
SEC Filing Fee	$4.46
Printing	400.00
Transfer Agent	$1,000.00
TOTAL	$7,404.46

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Vacation Home Swap is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, Vacation Home Swap has sold the following securities which were not registered under the Securities Act of 1933, as amended:

April 20, 2009

On April 20, 2009, we issued 10,000,000 common shares of common stock to Donald MacDow, our sole officer and director, for total consideration of $10,000, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have allocated a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs. The president paid for his shares on June 3, 2009, the company incurred accounts payable of $1,200.00 in connection to the filing if this document. No shares were issued to the president of the company until consideration had been paid.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion re legality
23.1	Consent of legal counsel*
23.2	Consent of independent public accounting firm

*Contained in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calendon, State of Ontario, on this 22nd day of January, 2010 ..

Vacation Home Swap, Inc.

/s/ Donald MacDow

Donald MacDow

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald MacDow, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Vacation Home Swap, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Donald MacDow

Donald MacDow

Director

January 22, 2010